      As Filed With the Securities and Exchange Commission on July 17, 1998
                                                     Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          CARDIOVASCULAR DYNAMICS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               68-0328265
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

            13700 ALTON PARKWAY, SUITE 160, IRVINE, CALIFORNIA 92618
               (Address of Principal Executive Offices)     (Zip Code)

                            ------------------------

                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
        (AS AMENDED AND RESTATED AS OF APRIL 8, 1997 AND MARCH 12, 1998)
                            (Full title of the plan)

                            ------------------------

                                  Stephen Kroll
                             Chief Financial Officer
                          CardioVascular Dynamics, Inc.
                         13700 Alton Parkway, Suite 160
                            Irvine, California 92618
                     (Name and address of agent for service)


                                 (714) 457-9546
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                  Lawrence Cohn
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
Title of Securities    Amount To Be     Proposed Maximum       Proposed Maximum        Amount of
 To Be Registered     Registered (1)        Offering              Aggregate         Registration Fee
                                       Price Per Share (2)    Offering Price (2)
=====================================================================================================
   Common Stock,         200,000
 $0.001 par value         shares             $5.625               $1,125,000            $331.88
=====================================================================================================

(1) Includes any additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the CardioVascular Dynamics, Inc. 1996 Stock Option/Stock Issuance Plan (as Amended and Restated as of April 8, 1997 and March 12, 1998) (the "Plan"). An aggregate of 1,900,000 shares issuable under the Plan were registered previously:
    1,200,000 shares were registered on Form S-8 (Registration No. 333-07959), filed as of July 11, 1996; and 700,000 shares were registered on Form S-8 (Registration No. 333-42161), filed as of December 12, 1997.

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), upon the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the Nasdaq National Market for the Common Stock on July 13, 1998, which was $5.625 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        This registration statement relates to the CardioVascular Dynamics, Inc. 1996 Stock Option/Stock Issuance Plan (as Amended and Restated as of April 8, 1997 and March 12, 1998) (the "Plan"). The Plan was amended by the Registrant's Board of Directors on April 8, 1997 and March 12, 1998, subject to stockholder approval, which was obtained at the Registrant's Annual Meeting of Stockholders held on May 16, 1997 and May 19, 1998, respectively. As currently amended, 2,100,000 shares of Common Stock are available for grant under the Plan. Initially, an aggregate of 1,200,000 shares of Common Stock were available for grant or award under the Plan, which shares were registered on From S-8 (Registration No. 333-07959), filed as of July 11, 1996. Pursuant to the April 8, 1997 amendment, 700,000 additional shares of Common Stock were available for grant or award under the Plan, which shares were registered on Form S-8 (Registration No. 333-42161), filed as of December 12, 1997. This registration statement covers the additional 200,000 shares of Common Stock issuable under the Plan.

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

        The contents of the following documents are incorporated herein by reference:

        (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-42161), filed as of December 12, 1997.

        (b) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-07959), filed as of July 11, 1996.


Item 8.  Exhibits.
------------------

        The following exhibits are filed as part of this Registration Statement:

        Number               Description
        ------               -----------
         5.1          Opinion of Stradling Yocca Carlson & Rauth, a Professional
                      Corporation, Counsel to the Registrant.

         23.1         Consent of Stradling Yocca Carlson & Rauth, a Professional
                      Corporation (included in the Opinion filed as Exhibit
                      5.1).

         23.2 Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

         24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 10, 1998.

                                             CARDIOVASCULAR DYNAMICS, INC.


                                             By:  /s/ Jeffrey F. O'Donnell
                                                  ------------------------------
                                                  Jeffrey F. O'Donnell
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

        We, the undersigned officers and directors of CardioVascular Dynamics, Inc., do hereby constitute and appoint Jeffrey F. O'Donnell and Stephen Kroll, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                                 Title                            Date
        ---------                                 -----                            ----
/s/ Jeffrey F. O'Donnell                  Chief Executive Officer               July 10, 1998
------------------------------------      (Principal Executive Officer)
Jeffrey F. O'Donnell


/s/ Stephen Kroll                         Chief Financial Officer               July 10, 1998
------------------------------------      (Principal Financial Officer)
Stephen Kroll


/s/ David Richards                        Controller                            July 10, 1998
------------------------------------      (Principal Accounting Officer)
David Richards

/s/ Michael R. Henson                     Chairman of the Board                 July 10, 1998
------------------------------------      of Directors
Michael R. Henson


/s/ William G. Davis                      Director                              July 10, 1998
------------------------------------
William G. Davis


/s/ Franklin D. Brown                     Director                              July 10, 1998
------------------------------------
Franklin D. Brown


/s/ Edward M. Leonard                     Director                              July 10, 1998
------------------------------------
Edward M. Leonard


/s/ Gerard von Hoffmann                   Director                              July 10, 1998
------------------------------------
Gerard von Hoffmann


                                  EXHIBIT INDEX


Exhibit
Number                                Description
-------                               -----------
  5.1             Opinion of Stradling Yocca Carlson & Rauth, a Professional
                  Corporation, Counsel to the Registrant.

  23.1            Consent of Stradling Yocca Carlson & Rauth, a Professional
                  Corporation (included in the Opinion filed as Exhibit 5.1).

  23.2 Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

  24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).